                                                                     EXHIBIT 4.2
                                                                     -----------


                  JUNIOR SUBORDINATED DEBENTURE CERTIFICATE


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH GREATER BAY BANCORP (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE
(D) TO REQUIRE THAT A CERTIFICATE OF TRANSFER SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED AUGUST 7, 1998 IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE CORPORATION. SUCH HOLDER FURTHER AGREES

THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 7, 1998, BY AND AMONG THE TRUST, THE DEBENTURE TRUSTEE AND THE INITIAL PURCHASER NAMED THEREIN, AS AMENDED FROM TIME TO TIME.

                             GREATER BAY BANCORP

CUSIP No.:  391648 AB8
     $30,928,000

       FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                  DUE September 15, 2028 Series A/Series B

     Greater Bay Bancorp, a California corporation (the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to GBB Capital II or its registered assigns, the principal sum of Thirty Million Nine Hundred Twenty-Eight Thousand Dollars ($30,928,000) on September 15, 2028 (the "Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from August 12, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1998 at the rate per annum, reset quarterly, equal to 3-month LIBOR (as defined in the Indenture) plus 150 basis points until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly ("Compounded Interest"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year. In the event that any date on which the principal of or interest on this Security is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day, except that if such next succeeding Business Day falls in the next succeeding calendar month such payment shall be made on the immediately preceding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums (as defined in the Indenture) with respect to this Security. Pursuant to the Registration Rights Agreement and the Liquidated Damages Agreement, in certain limited circumstances the Corporation will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement and the Liquidated Damages Agreement) with respect to this Security.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the first day of the month in which the relevant Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                         --------  -------
payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Security Register or
(ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the holder of this Security is the Property Trustee of GBB Capital II, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security will be made at such place and to such account as may be designated by such Property Trustee.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full, of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

     The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this 12th day of August, 1998.


                                 GREATER BAY BANCORP


                                 By:  /s/ Steven C. Smith
                                      -------------------------------------
                                      Steven C. Smith
                                      Executive Vice President,
                                      Chief Operating Officer
                                      and Chief Financial Officer
Attest:


By:  /s/ Shawn E. Saunders
     -----------------------------------
     Name:  Shawn E. Saunders
     Title: Senior Vice President and Controller



                        CERTIFICATE OF AUTHENTICATION

     This is one of the Floating Rate Junior Subordinated Deferrable Interest Debentures Series A/ Series B, of GREATER BAY BANCORP referred to in the within-mentioned Indenture.


                                      WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely as Debenture Trustee


Dated:    August 12, 1998             By:  /s/ Patricia A. Evans
                                           -----------------------------------
                                           Authorized Signatory

     This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of August 12, 1998 (the "Indenture"), duly executed and delivered between the Corporation and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debenture Trustee, the Corporation and the holders of the Securities.

     Upon the occurrence and continuation of a Special Event (as defined in the Indenture) prior to September 15, 2008 (the "Initial Optional Redemption Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Security in whole (but not in part) at the Prepayment Price. "Prepayment Price" shall mean, with respect to any prepayment of this Security, an amount in cash equal to 100% of the principal amount to be prepaid plus any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, thereon to the date of such prepayment.

     In addition, the Corporation shall have the right to prepay this Security, in whole or in part, at any time on or after the Initial Optional Redemption Date (an "Optional Prepayment"), at the Prepayment Price.

     The Prepayment Price shall be paid prior to 12:00 noon, Eastern time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture
            --------
Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., Eastern time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' prior written notice.

     If the Securities are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Securities to be prepaid shall be selected on a pro rata basis from the outstanding Securities not previously called for prepayment; provided, however, that with respect to Securityholders
                       --------  -------
that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the basis
             --------  -------
of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. In the event of prepayment of this Security in part only, a new Security or Securities for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

     Notwithstanding the foregoing, any prepayment of Securities by the Corporation shall be subject to the receipt of any and all required regulatory approvals.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall,
            --------  -------
without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or reduce the principal amount thereof, or change any of the prepayment provisions or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security at the time and place and at the rate and in the money herein prescribed.

     So long as no Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period (an "Extended Interest Payment Period") of such Securities for a period not (i) exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period, (ii) extending beyond the Maturity Date of the

Securities or (iii) ending on a date other than an Interest Payment Date, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended
                                                 --------
Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 20 consecutive quarterly periods including the first quarterly period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

     The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Debentures) of the Corporation that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions of Corporation's capital stock (which includes Common Stock and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Capital Securities Guarantee, as defined in the Indenture, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock,
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Securities are held by the Property Trustee of GBB Capital II, the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period, and shall not have rescinded such Notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.

     Subject to (i) the Corporation having received any required regulatory approvals and (ii) the Administrative Trustees of GBB Capital II having received an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes, the Corporation will have the right at any time to liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                                       10